EXHIBIT 107.1

Calculation of Filing Fee Table

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed maximum Offering price per Unit	Maximum aggregate offering price	Fee Rate	Amount of registration fee
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share, reserved for issuance under the 2022 Long-Term Incentive Plan	Other(2)	7,472,201(4)(5)	$2.70	$20,174,942.70	.0000927	$1,870.22
	Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the 2022 Employee Stock Purchase Plan	Other(3)	1,195,552(6)(7)	$2.30	$2,749,769.60	.0000927	$254.90
Fees Previously Paid	--	--	--	--	--	--	--	--
	Total Offering Amounts:				--	$22,924,712.30	--	$2,125.12
	Total Fees Previously Paid				--	--	--	--
	Total Fee Offsets				--	--	--	--
	Net Fee Due				--	--	--	$2,125.12

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall be deemed to cover any additional shares of Class A common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s Class A common stock, as applicable.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and based upon the average of the high and low prices of the Company’s common stock as reported on The Nasdaq Capital Market on April 19, 2022.
(3)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Company’s common stock as reported on The Nasdaq Capital Market on April 19, 2022 multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2022 ESPP.
(4)	Represent 7,472,201 shares of Class A common stock, par value $0.0001 per share, reserved for issuance under the Registrant’s 2022 Long-Term Incentive Plan (the “2022 Plan”).
(5)	The number of shares of Class A common stock reserved for issuance under the 2022 Plan will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through January 1, 2032, by the lesser of (a) the lesser of (i) two percent (2%) of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31st of the immediately preceding calendar year and (ii) such number of shares of Class A common stock that would result in the number of shares of Class A common stock reserved being equal to 15% of the aggregate number of shares of Class A common stock and Class B common stock outstanding as of the final day of the immediately preceding calendar year, and (b) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.
(6)	Represents 1,195,552 shares of Class A common stock reserved for future issuance under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”).
(7)	The number of shares of Class A common stock reserved for issuance under the 2022 ESPP will automatically increase on January 1st each year, starting on January 1, 2023 and continuing through January 1, 2032, by the lesser of (a) one percent (1%) of the total number of shares of the Registrant’s Class A common stock and Class B common stock outstanding on December 31st of the immediately preceding calendar year, (b) such number of shares of Class A common stock that would result in the number of shares of Class A common stock reserved being equal to 2% of the aggregate number of shares of Class A common stock and Class B common stock outstanding as of the final day of the immediately preceding calendar year, or (c) a lesser number determined by the Registrant’s board of directors prior to the applicable January 1st.